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Exhibit 10(a)


________ __, 199_




Dear [name of optionee]:

We are pleased to notify you that the Compensation and Management Development Committee ("Compensation Committee") granted you stock option(s) in the numbers and at the option price indicated below under the 1997 Long-Term Incentives Plan ("Plan").

Date of Grant  Type of Grant   Type of Options   Number of Shares   Option Price

  __/__/9_     _____________   _______________   ________________   ____________

These stock option(s) have been granted and may be exercised only upon the terms and conditions of this Stock Option Agreement, subject in all respects to the provisions of the Plan, as it may be amended. The attached Stock Option Terms and Conditions are incorporated in and are part of this Stock Option Agreement.

You should also note that your previously executed Mutual Agreement to Arbitrate Claims has been assumed by Meritor in connection with the spin-off from Rockwell and your execution of this Stock Option Agreement will acknowledge the assignment and assumption of that agreement by Meritor.

Enclosed are copies of a prospectus related to the Plan. Also enclosed, as attachments to the Stock Option Terms and Conditions, are an option exercise form and a brochure prepared by First Chicago Trust Company of New York, administrator of Meritor's stock option program, providing information on how to exercise Meritor's stock. PLEASE READ THIS FORM AND BROCHURE CAREFULLY AND RETAIN THEM FOR FUTURE REFERENCE.

Please confirm that you have read and agree to be bound by this Agreement by signing one copy of this letter on the line below and returning the signed copy to:

      Office of the Secretary
      Meritor Automotive, Inc.
      2135 West Maple Road
      Troy, Michigan 48084-7186.
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These stock options will lapse and be of no effect if a copy of this Stock
Option Agreement, properly signed by you, is not received by the Secretary of Meritor on or before _______ __, 199_, unless Meritor (in its sole discretion) elects in writing to extend that date.


      Agreed to:                    MERITOR AUTOMOTIVE, INC.


      _________________             By:___________________________
      [Optionee's Name]                Senior Vice President, General
      Social Security Number:            Counsel and Secretary


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                            MERITOR AUTOMOTIVE, INC.
                         1997 LONG-TERM INCENTIVES PLAN
                             STOCK OPTION AGREEMENT
                        STOCK OPTION TERMS AND CONDITIONS


1.    Definitions

      As used in these Stock Option Terms and Conditions, the following words and phrases shall have the respective meanings ascribed to them below unless the context in which any of them is used clearly indicates a contrary meaning:

             (A) APPROVED OPTION EXERCISE FORM: An exercise form in the form of Attachment 1, or any other form subsequently adopted by First Chicago and approved by the Secretary of Meritor to replace Attachment 1.

             (B) FIRST CHICAGO: First Chicago Trust Company of New York, as administrator of Meritor's stock option program.

             (C) MERITOR: Meritor Automotive, Inc., a Delaware corporation.

             (D) OPTIONS: The stock option or stock options listed in the first paragraph of the letter dated as of ____ __, 199_, to which these Stock Option Terms and Conditions are attached and which together with these Stock Option Terms and Conditions constitutes the Stock Option Agreement.

             (E) OPTION SHARES: The shares of Meritor Common Stock issuable or transferable on exercise of the Options.

             (F) PLAN: Meritor's 1997 Long-Term Incentives Plan, as it may be amended and in effect at the relevant time.

             (G) SHARES: Shares of Meritor Common Stock.

             (H) STOCK OPTION AGREEMENT: These Stock Option Terms and Conditions together with the letter dated as of ____ __, 199_ to which they are attached.

             (I) STOCK OPTION EXERCISE GUIDE: The First Chicago Stock Option Exercise Guide (Attachment 2 to these Stock Option Terms and Conditions).


2.    When Options May be Exercised

      The Options may be exercised, in whole or in part (but only for a whole number of shares) and at one time or from time to time, as to one-third (rounded to the nearest


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whole number) of the aggregate Option Shares during the period beginning on ____
__ , ____ and ending on ____ __ , ____, as to an additional one-third (rounded to the nearest whole number) of the aggregate Option Shares during the period beginning on ____ __ , ____ and ending on ____ __ , ____, and as to the balance of the Option Shares during the period beginning on ____ __ , ____ and ending on ____ __ , ____, and only during those periods, provided, that:

             (i) if you die while an Employee of the Corporation (as defined in the Plan), your estate, or any person who acquires the Options by bequest or inheritance, may exercise all the Options not theretofore exercised within (and only within) the period beginning on your date of death (even if you die before you have become entitled to exercise all or any part of the Options) and ending three years thereafter (or until the expiration date specified in the grant, if earlier); and

             (ii) if your employment by the Corporation terminates other than by death:

                   (a) if your employment by the Corporation terminates on or after ____ __ , ____, by reason of your retirement under a retirement plan of the Corporation, you (or if you die after your retirement date, your estate or any person who acquires the Options by bequest or inheritance) may thereafter exercise the Options within (and only within) the period starting on the date you would otherwise have become entitled to exercise the part of the Options so exercised and ending five years after your retirement date (or until the expiration date specified in the grant, if earlier);

                   (b) if your employment by the Corporation terminates for any reason not specified in subparagraph (i) or in clause (a) of this subparagraph (ii), you (or if you die after your termination date, your estate or any person who acquires the Options by bequest or inheritance) may thereafter exercise the Options within (and only within) the period ending three months after your termination date (or until the expiration date specified in the grant, if earlier) but only to the extent they were exercisable on your termination date, unless and except to the extent the Committee (as defined in the Plan) may otherwise determine;

      provided, that in no event shall the provisions of the foregoing subparagraphs (i) and (ii) extend to a date after ____ __ , ____, the date of expiration of the period during which the Options may be exercised;

      and provided further, that notwithstanding any other provision of the Stock Option Agreement, if a Change of Control (as defined in the Plan) shall occur, then unless prior to the occurrence thereof the Board of Directors shall determine otherwise by vote of at least two-thirds of its members, all remaining Options shall forthwith become fully exercisable, whether or not otherwise then


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      exercisable, and remain exercisable until the expiration date of the applicable exercise period provided in this section 2.


3.    Exercise Procedure

      (A) To exercise all or any part of the Options, you (or after your death, your estate or any person who has acquired the Options by bequest or inheritance) must (i) deliver to First Chicago a notice of exercise on an Approved Option Exercise Form properly completed, dated and signed by you (or after your death, by the person entitled to exercise the Options), or instruct First Chicago with respect to the exercise by means of its integrated voice response system, as described in the Stock Option Exercise Guide; and in the case of an exercise of the Options by any person other than you seeking to exercise the Options, such documents as First Chicago shall require to establish to its satisfaction that the person seeking to exercise the Options is entitled to do so. Each such exercise shall be subject to the terms, conditions and procedures specified in the Stock Option Exercise Guide.

      (B) A notice of exercise or instructions with respect to exercise of Options, when given pursuant to subsection (A) and received by First Chicago, whether or not full payment of the exercise price for the Option Shares has been received by First Chicago and whether any Approved Option Exercise Form is dated on or prior to the date of receipt by First Chicago or a later date, shall constitute a binding contractual obligation by you (or the other person entitled to exercise the Options) to proceed with and complete that exercise of the Options (but only so long as you continue, or the other person entitled to exercise the Options continues, to be entitled to exercise the Options on that date). By your acceptance of this Stock Option Agreement, you agree (for yourself and on behalf of any other person who becomes entitled to exercise the Options) to deliver or cause to be delivered to First Chicago any balance of the exercise price for the Option Shares to be purchased upon the exercise that is required to pay in full the exercise price for those Option Shares, in accordance with the terms of the Stock Option Exercise Guide; and you (for yourself and on behalf of any other person who becomes entitled to exercise the Options) authorize Meritor, and First Chicago on behalf of Meritor, forthwith to set off against any amounts due or which may become due you (or the person entitled to exercise the Options) any balance of the exercise price for those Option Shares that has not been so paid.


4.    Transferability

      The Options are not transferable by you otherwise than by will or by the laws of descent and distribution. During your lifetime, only you are entitled to exercise the Options.


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5.    Withholding

      Meritor, and First Chicago on behalf of Meritor, shall have the right, in connection with the exercise of the Options in whole or in part, to deduct from any payment to be made by Meritor, or First Chicago on behalf of Meritor, under the Plan an amount equal to the taxes required to be withheld by law with respect to such exercise or to require you (or any other person entitled to exercise the Options) to pay to it an amount sufficient to provide for any such taxes so required to be withheld. By your acceptance of this Stock Option Agreement, you agree (for yourself and on behalf of any other person who becomes entitled to exercise the Options) that if Meritor elects to require you (or such other person) to remit an amount sufficient to pay such withholding taxes, you (or such other person) must remit that amount within ten business days after the date of the statement for such amount rendered by Meritor or First Chicago, failing which Meritor shall have the right, and you (for yourself and on behalf of any other person who becomes entitled to exercise the Options) authorize Meritor forthwith, to set off against salary payments or other amounts due or which may become due you (or the other person entitled to exercise the Options) any such amount.


6.    Headings

            The section headings contained in these Stock Option Terms and Conditions are solely for the purpose of reference, are not part of the agreement of the parties and shall in no way affect the meaning or interpretation of this Stock Option Agreement.


7.    References

      All references in these Stock Option Terms and Conditions to sections, paragraphs, subparagraphs or clauses shall be deemed to be references to sections, paragraphs, subparagraphs and clauses of these Stock Option Terms and Conditions unless otherwise specifically provided.


8.    Applicable Laws and Regulations; Conflicts with the Plan

      This Stock Option Agreement and Meritor's obligation to issue Option Shares hereunder are subject to the terms and conditions of the Plan and applicable laws and regulations. In the event of a conflict between the terms of this Stock Option Agreement and the terms of the Plan, the terms of the Plan shall govern.


Attachment 1 - Exercise Form
Attachment 2 - First Chicago Stock Option Exercise Guide


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